VALASSIS NEWS RELEASE

ADVO Required to Provide Greater Public Access to Information

Livonia, Mich., Sept. 13, 2006: Valassis Communications, Inc. (NYSE: VCI) today made the following statement in response to an announcement by Delaware's Court of Chancery setting a date for the start of court proceedings, and instructions requiring ADVO, Inc. (NYSE: AD) to provide greater public access to information about the case.

"The decision was made to begin proceedings on Dec. 11, 2006. ADVO's request for an earlier timeline for court proceedings was based on its erroneous claim that Valassis' financing commitment for the acquisition expires on Nov. 30, 2006. In fact, the financing commitment expires on March 31, 2007, which is the termination date of the merger agreement.

The court also instructed ADVO to make public a less redacted version of Valassis' complaint. From the beginning we have called on ADVO to waive the terms of the confidentiality agreement related to the merger, thus allowing shareholders and the public to review all of the grounds for the lawsuit.

When we have our day in court and the facts are all known, we fully expect the merger agreement to be rescinded making today's vote by ADVO shareholders null and void."

Editor's Note: Valassis' response to ADVO's motion for expedited proceedings, initially filed under seal, will be made public later today on the investor page of the Valassis company website, www.valassis.com.

About Valassis

Valassis offers a wide range of marketing services to consumer packaged goods manufacturers, retailers, technology companies and other customers with operations in the United States, Europe, Mexico and Canada. Valassis' products and services portfolio includes: newspaper-delivered promotions and advertisements such as inserts, sampling, polybags and on-page advertisements; direct-to-door advertising and sampling; direct mail; Internet-delivered marketing; loyalty marketing software; coupon and promotion clearing; and promotion planning and analytic services. Valassis has been listed as one of FORTUNE magazine's "Best Companies to Work For" for nine consecutive years. Valassis subsidiaries include Valassis Canada, Promotion Watch, Valassis Relationship Marketing Systems, LLC and NCH Marketing Services, Inc.

Safe Harbor

Certain statements found in this document constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks and uncertainties and other factors which may cause the actual results, performance or achievements of Valassis to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, the fact that there can be no assurances that the litigation referenced above will result in a decision favorable to Valassis, and therefore the litigation constitutes an unknown risk and uncertainty that may cause the results, performance or achievements of Valassis to be materially different from past or anticipated results. Among other such factors, the following: price competition from Valassis' existing competitors; new competitors in any of Valassis' businesses; a shift in customer preference for different promotional materials, strategies or coupon delivery methods; an unforeseen increase in Valassis' paper costs; economic disruptions caused by terrorist activity, armed conflict or changes in general economic conditions; changes which affect the businesses of Valassis customers and lead to reduced sales promotion spending. Valassis disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Contact:

Andy Hopson

Ruder Finn

Tel 312.329.3916

hopsona@ruderfinn.com

Investor Relations Contact:

Sherry Lauderback

Valassis Investor Relations

Tel 734.591.7374

lauderbacks@valassis.com

Mary Broaddus

Valassis Investor Relations

Tel 734.591.7375

broaddusm@valassis.com

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